SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 4, 2003
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22891	91-1654387
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On April 4, 2003, our subsidiary, Coulter Pharmaceutical, Inc., or Coulter, entered into a sublease agreement with Gryphon Therapeutics, Inc., or Gryphon, to sublet a portion of Coulter’s laboratory, research and development, and general administration space in South San Francisco. The rentable square feet under the sublease gradually increases until December 31, 2003, after which date Gryphon will sublet approximately 50,400 square feet. The sublease commenced on May 1, 2003 and continues for the entire remaining term of the master lease which expires in November 2010. Under the terms of the sublease and the master landlord’s consent to the sublease, the master landlord has an obligation to remediate the floor moisture issue in the ground floor of the building by October 1, 2003. A copy of the sublease is attached to this report as Exhibit 10.1.

     On May 15, 2003, Coulter entered into a sublease agreement with Corgentech, Inc., or Corgentech, to sublet a portion of Coulter’s laboratory, research and development, and general administration space in South San Francisco. Under the sublease, Coulter sublet to Corgentech approximately 50,400 square feet. The sublease is scheduled to commence on July 1, 2003 and continues through June 2006. Under the terms of the sublease and the master landlord’s consent to the sublease, Corgentech has the option to terminate the sublease if the master landlord fails to remediate the floor moisture issue in the ground floor of the building by August 1, 2003. A copy of the sublease is attached to this report as Exhibit 10.2.

     On May 22, 2003, we and Coulter entered into a letter agreement with SmithKline Beecham Corporation (a GlaxoSmithKline Company), or SKB, which amends certain provisions of the Collaboration Agreement, dated as of October 23, 1998, between Coulter and SKB. A copy of the letter agreement is attached to this report as Exhibit 10.3.

     On May 28, 2003, we announced that we had entered into a license and supply agreement, dated as of May 27, 2003, with GlaxoSmithKline Inc., or GSK, pursuant to which GSK will market BEXXAR therapy in Canada. Under this agreement, GSK will be responsible for registration, marketing and sales of BEXXAR therapy in Canada and we will be responsible for the manufacture and supply of BEXXAR therapy to GSK for the Canadian market. A copy of the license and supply agreement is attached to this report as Exhibit 10.4.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

10.1	Sublease Agreement, dated as of April 4, 2003, between Coulter Pharmaceutical, Inc. and Gryphon Therapeutics, Inc.*

10.2	Sublease Agreement, dated as of May 15, 2003, between Coulter Pharmaceutical, Inc. and Corgentech, Inc.*

10.3	Letter Agreement, effective as of May 22, 2003, by and among Corixa Corporation, Coulter Pharmaceutical, Inc. and SmithKline Beecham Corporation (a GlaxoSmithKline Company) amending the Collaboration Agreement, dated as of October 23, 1998, between Coulter Pharmaceutical, Inc. and SmithKline Beecham Corporation (a GlaxoSmithKline Company)*

10.4	License and Supply Agreement, dated as of May 27, 2003, among Corixa Corporation, Coulter Pharmaceutical, Inc. and GlaxoSmithKline Inc.*

*	Confidential treatment requested.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: June 9, 2003	By:	/s/ MICHELLE BURRIS

Michelle Burris
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Sublease Agreement, dated as of April 4, 2003, between Coulter Pharmaceutical, Inc. and Gryphon Therapeutics, Inc.*

10.2	Sublease Agreement, dated as of May 15, 2003, between Coulter Pharmaceutical, Inc. and Corgentech, Inc.*

10.3	Letter Agreement, effective as of May 22, 2003, by and among Corixa Corporation, Coulter Pharmaceutical, Inc. and SmithKline Beecham Corporation (a GlaxoSmithKline Company) amending the Collaboration Agreement, dated as of October 23, 1998, between Coulter Pharmaceutical, Inc. and SmithKline Beecham Corporation (a GlaxoSmithKline Company)*

10.4	License and Supply Agreement, dated as of May 27, 2003, among Corixa Corporation, Coulter Pharmaceutical, Inc. and GlaxoSmithKline Inc.*

*	Confidential treatment requested